EXHIBIT 11.1

                       HENRY SCHEIN, INC. AND SUBSIDIARIES
                   COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                                   (unaudited)

                                                                Three months ended                     Nine months ended
                                                           --------------------------------      --------------------------------
                                                           September 28,      September 30,      September 28,      September 30,
                                                                1996               1995               1996              1995
                                                           -------------      -------------      -------------      -------------
Pro forma net income per consolidated statements of
  operations (in thousands) ............................   $      5,290       $      2,093       $     11,968       $      5,095
                                                           ============       ============       ============       ============
Pro forma weighted average common shares outstanding:
  Shares outstanding at December 25, 1993 ..............     11,390,544         11,390,544         11,390,544         11,390,544
  1994 issuances:
    Shares issued, in part, to extinguish
      liability  under long-term executive
      incentive compensation plan ......................        489,456            489,456            489,456            489,456
    Shares issued to ESOP trust in 12/94 ...............        128,257            128,257            128,257            128,257
    Stock options granted and to be granted in 1995
      at an exercise price of $4.21 per share (1) ......        221,397            237,897            221,397            237,897
    IPO Options (Class B) ..............................        408,400               --              408,400               --
  1995 issuances:
    IPO Shares .........................................      5,090,000               --            5,090,000               --
    Shares issued as of September 1, 1995 in ...........        135,323
      connection  with one of the Acquisitions .........      1,260,416            401,507          1,260,416            135,323
                                                           ------------       ------------       ------------       ------------
                                                             18,988,470         12,647,661         18,988,470         12,381,477
    Less treasury stock ................................        (56,479)              --              (54,109)              --
                                                           ------------       ------------       ------------       ------------
                                                             18,931,991         12,647,661         18,934,361         12,381,477
  1996 issuances:
    Secondary Offering Shares ..........................      3,734,375               --            1,367,903               --
    Shares issued to ESOP trust on August 9, 1996 ......         13,568               --                4,523               --
    Shares issued on July 10, 1996 in
      connection with one of the  Acquisitions .........         33,109               --               11,036               --
                                                           ------------       ------------       ------------       ------------
                                                             22,713,043         12,647,661         20,317,823         12,381,477
    Less assumed repurchase of shares under treasury
     stock method based on an average price
     of $35.785 per share (2):
       Stock options -- 221,397 shares
                        x $4.21
                        -------
                       $932,081 / $35.785 ..............        (26,047)(4)        (62,597)(3)        (28,253)(5)        (62,597)(3)
       IPO options -- 408,400 shares
                     x $16.00
                     --------
                     $6,534,400 / $35.785 ..............       (182,602)(4)           --             (198,072)(5)           --
                                                           ------------       ------------       ------------       ------------
Pro forma weighted average common shares outstanding ...     22,504,394         12,585,064         20,091,498         12,318,880
                                                           ============       ============       ============       ============
Pro forma net income per common share ..................   $        .24       $        .17       $        .60       $        .41
                                                           ============       ============       ============       ============

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(1)  Considered "cheap stock" and treated as outstanding since January 1, 1995.
(2) The treasury stock method was not used for the shares issued to settle the long-term incentive plan liability and the compensatory portion of the stock options granted because the related special compensation charges have been/will be excluded from pro forma net income and, therefore, were not assumed to be proceeds.
(3)  Computed using IPO value per share of $16.00 on 237,897 stock options.
(4) Computed using the average closing value per share for the three months ended September 28, 1996.
(5) Computed using the average closing value per share for the nine months ended September 28, 1996.